Exhibit 99.1

The Goldman Sachs Group, Inc.  |  200 West Street  |  New York, New York 10282

GOLDMAN SACHS ANNOUNCES SUCCESSFUL COMPLETION AND EXPIRATION OF CONSENT SOLICITATIONS FOR 5.793% FIXED-TO-FLOATING RATE NORMAL APEX OF GOLDMAN SACHS CAPITAL II AND FLOATING RATE NORMAL APEX OF GOLDMAN SACHS CAPITAL III

NEW YORK, February 7, 2012 — The Goldman Sachs Group, Inc. (NYSE: GS), the sponsor of Goldman Sachs Capital II and Goldman Sachs Capital III, each a statutory trust organized under Delaware law, today announced the expiration and successful completion of the consent solicitations, announced on January 9, 2012, from holders of record at 5:00 p.m., New York City time, on January 19, 2012, of Goldman Sachs Capital II’s 5.793% Fixed-to-Floating Rate Normal APEX, liquidation amount $1,000 per security (CUSIP No. 381427AA1; NYSE: GS/PE), and Goldman Sachs Capital III’s Floating Rate Normal APEX, liquidation amount $1,000 per security (CUSIP No. 38144QAA7; NYSE: GS/PF).

The consent solicitations expired at 5:00 p.m., New York City time, on February 6, 2012 (the “Expiration Time”). The Goldman Sachs Group, Inc. has received requisite consents from a majority of the holders of each of the 5.793% Fixed-to-Floating Rate Normal APEX and the Floating Rate Normal APEX. Accordingly, the condition relating to the receipt of such requisite consents from holders on or prior to the Expiration Time has been satisfied for each consent solicitation, and The Goldman Sachs Group, Inc. expects to pay the consent fee to each holder that properly delivered and did not revoke its consent prior to the Expiration Time on or about February 9, 2012.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Media Contact: Lucas van Praag	Investor Contact: Dane Holmes
Tel: 212-902-5400	Tel: 212-902-0300